Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of

(i)	our report dated February 13, 2012 with respect to the balance sheet of Empire State Realty Trust, Inc. at September 30, 2011;

(ii)

our report dated November 28, 2011 with respect to the combined financial statements and financial statement schedules of Empire State Realty Trust, Inc., Predecessor at December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010 which, as to the years 2009 and 2008, are based in part on the reports of Margolin, Winer & Evens LLP, independent registered public accounting firm, as set forth in their reports on the financial statements as of and for the two years ended December 31, 2009 and 2008 of 250 West 57th St. Associates L.L.C., Fisk Building Associates L.L.C., 60 East 42nd St. Associates L.L.C., Lincoln Building Associates L.L.C., and the consolidated financial statements of Empire State Building Associates L.L.C., and the consolidated financial statements of Empire State Building Company L.L.C. and Affiliates;

(iii)	our report dated November 28, 2011 with respect to the statements of revenues and certain expenses of 1333 Broadway Associates, L.L.C. for each of the three years in the period ended December 31, 2010;

(iv)	our report dated November 28, 2011 with respect to the statements of revenues and certain expenses of 1350 Broadway Associates, L.L.C. for each of the three years in the period ended December 31, 2010;

(v)	our report dated November 28, 2011 with respect to the statements of revenues and certain expenses of 501 Seventh Avenue Associates, L.L.C. for each of the three years in the period ended December 31, 2010; and,

(vi)	our report dated July 27, 2011 with respect to the consolidated financial statements of Empire State Building Company L.L.C. and Affiliates as of December 31, 2010 and for the year then ended.

all included in the Registration Statement (Form S-11) filed with the Securities and Exchange Commission on February 13, 2012 and related Prospectus of Empire State Realty Trust, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

New York, New York

February 13, 2012